UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒         Definitive Proxy Statement

☐         Definitive Additional Materials

☐         Soliciting Material Pursuant to §240.14a‑12

PARKE BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required.

☐         Fee paid previously with preliminary materials.

☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 20, 2026

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Parke Bancorp, Inc., I cordially invite you to attend our 2026 Annual Meeting of Shareholders. This year’s Annual Meeting will be held in a virtual meeting format only, on Tuesday, April 21, 2026, at 10:00 a.m., Eastern Time. You will be able to attend the Annual Meeting virtually and may vote and submit questions during the virtual Annual Meeting by visiting www.meetnow.global/MZS4KXT. Please retain the control number from your proxy card, as it will be needed in order to ask questions during the meeting.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business we expect to act upon at the Annual Meeting. I will also report on our operations. At the Annual Meeting, you will be asked to elect the Board’s three nominees for director and to vote on three additional proposals regarding the ratification of our selection of independent auditor, our executive compensation and the frequency of voting on our executive compensation. The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR the nominees and FOR each of the other proposals.

Whether or not you plan to attend the virtual meeting online, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as quickly as possible. Alternatively, you can vote online at www.investorvote.com/PKBK or vote by calling 1-800-652-VOTE (8683). This will not prevent you from voting at the meeting, but it will ensure that your vote is counted if you are unable to attend the virtual meeting.

Sincerely, Vito S. Pantilione President and Chief Executive Officer

PARKE BANCORP, INC.
601 DELSEA DRIVE
WASHINGTON TOWNSHIP, NEW JERSEY 08080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2026

NOTICE IS HEREBY GIVEN that this year's Annual Meeting will be held in a virtual meeting format only, on Tuesday, April 21, 2026, at 10:00 a.m., Eastern Time. You will be able to attend the Annual Meeting virtually and may vote and submit questions during the virtual Annual Meeting by visiting www.meetnow.global/MZS4KXT. There is no physical location for the Annual Meeting. The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	To elect three directors each to serve a three-year term;
2.	To ratify the appointment of S.R. Snodgrass, P.C. as our independent auditor for the fiscal year ending December 31, 2026;
3.	To approve a non-binding advisory proposal regarding our executive compensation; and
4.	To vote on a non-binding advisory proposal regarding the frequency with which shareholders should vote on the Company’s executive compensation.

All as set forth in the Proxy Statement accompanying this notice, and to transact any other business that may properly come before the Annual Meeting. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on March 11, 2026, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

Whether or not you plan to attend the Annual Meeting, you are requested to sign, date and return the enclosed proxy in the enclosed postage-paid envelope. Alternatively, you can vote online or by telephone. You should have the proxy card available if using the internet or telephone voting methods as it contains important information for logging into the voting system and completing your proxy.

You may revoke your proxy by filing with the secretary of the Company a written revocation or a duly executed proxy bearing a later date. If you are present online at the Annual Meeting, you may revoke your proxy and vote online on each matter brought before the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your broker to vote online at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS Linda A. Kaiser Corporate Secretary

Washington Township, New Jersey

March 20, 2026

Important Notice Regarding Internet

Availability of Proxy Materials

For the Shareholder Meeting to be

Held on April 21, 2026

The Proxy Statement and Annual Report on Form 10-K are available at www.investorvote.com/pkbk

PROXY STATEMENT OF PARKE BANCORP, INC. 601 DELSEA DRIVE WASHINGTON TOWNSHIP, NEW JERSEY 08080

ANNUAL MEETING OF SHAREHOLDERS April 21, 2026

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parke Bancorp, Inc. (the “Company”), the bank holding company for Parke Bank, a New Jersey chartered commercial bank (the “Bank”), to be used at the Annual Meeting of Shareholders to be held as a virtual meeting only without a physical location, on April 21, 2026, at 10:00 a.m. Eastern Daylight Time. (the “Annual Meeting”). The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to shareholders on or about March 20, 2026.

At the Annual Meeting, shareholders will consider and vote upon (i) the election of three directors of the Company each to serve a three-year term; (ii) the ratification of the appointment of S.R. Snodgrass, P.C. as our independent auditor for the fiscal year ending December 31, 2026; (iii) approval of a non-binding advisory proposal regarding our executive compensation; and (iv) a non-binding advisory proposal regarding the frequency with which shareholders should vote on the Company’s executive compensation.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournment thereof.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, par value $0.10 per share (the “Common Stock”), as of the close of business on March 11, 2026 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 11,730,950 shares of Common Stock were outstanding. Each share of Common Stock has one vote on each matter presented.

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MZS4KXT. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to attend the meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement.

Registration Information

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting.

To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 14, 2026. You will receive confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed by the following:

Email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

Mail:

Computershare

COMPANY Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. As shown on your proxy card, you may also vote your shares by internet or telephone voting. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy. If you execute a proxy (by any permitted method) without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” its nominees for directors, “FOR” the ratification of the appointment of S.R. Snodgrass, P.C. as our independent auditors for the fiscal year ending December 31, 2026, “FOR” the advisory proposal regarding our executive compensation, and “FOR” the option that the say on pay proposal be considered every three years.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the proxy will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your shares of Common Stock may be voted by the persons named in the proxy card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the virtual Annual Meeting online and vote your shares. Attendance online at the virtual Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement. In order to vote at the Annual Meeting, you will need special documentation from your broker, bank or other nominee. Please note that pursuant to the rules that guide how brokers vote your stock, your brokerage firm or other nominee may not vote your shares with respect to the election of directors (Proposal I), the advisory proposal regarding executive compensation (Proposal III) or the option that the say on pay proposal be considered every three years (Proposal IV), without specific instructions from you as to how to vote because they are not considered a “routine” matters under applicable rules.

Vote Required

Business can only be transacted at the Annual Meeting if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you execute a valid proxy or attend the virtual Annual Meeting online, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting on the election of directors (Proposal I), you may vote in favor of the nominee or withhold your vote. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominee receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of S.R. Snodgrass, P.C. as our independent auditors (Proposal II), approve the advisory (non-binding) proposal regarding executive compensation (Proposal III), and approve the non-binding advisory proposal regarding the frequency with which shareholders should vote on the Company’s executive compensation (Proposal IV), you may vote in favor of the proposals, against the proposals or abstain from voting. To be approved, these proposals require the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the voting.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding their ownership. A person is the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power over the shares or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock, as well as directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)
BlackRock, Inc.
50 Hudson Yards
New York, NY 10001	686,968	(3)	5.86%

Fourthstone LLC
575 Maryville Center Drive, Suite 110
St. Louis, MO 63141	620,899	(4)	5.29%

All Directors and Executive Officers as a Group (14 persons)	1,493,718	(5)	12.47%

(1)

For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if he or she shares voting or investment power with respect to such shares or has the right to acquire beneficial ownership within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named persons or group exercise sole voting or investment power over the shares of Common Stock.

(2)

In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any shares which the individual or group have the right to acquire within 60 days of the Record Date through the exercise of options or otherwise.

(3)	Based on a Schedule 13G filed with the SEC on January 29, 2024.
(4)

Based on a Schedule 13G filed with the SEC on February 13, 2026. Includes Fourthstone Master Opportunity Fund Ltd., Fourthstone GP LLC, Fourthstone QP Opportunity Fund LP, Fourthstone Small-Cap Financials Fund LP.

(5)	Includes 246,600 shares of Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

PROPOSAL I – ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members divided into three classes and such classes are required to be as nearly equal in number as possible. Directors are elected for three-year terms, or until their successors are elected and qualified. At the Annual Meeting, shareholders will consider and vote upon the election of three directors whose terms expire in 2029, each to serve a three-year term and until their successors are elected and qualified.

It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees for the terms indicated. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The following table sets forth for the nominees, the directors continuing in office and certain executive and other senior officers: name, age, the year the individual first became a director or officer of the Company, the term of office and the number and percentage of shares of Common Stock beneficially owned by each of them as of the Record Date.

Name	Age at December 31, 2025	Year First Elected or Appointed	Term of Office Expires	Shares of Common Stock Beneficially Owned(1)		Percent of Class

BOARD NOMINEES FOR TERM TO EXPIRE IN 2029

Vito S. Pantilione	74	2007	2026	351,694	(7)	2.93%
Edward Infantolino	78	2007	2026	235,532	(8)	1.97%
Elizabeth A. Milavsky	74	2020	2026	81,853	(9)	*
DIRECTORS CONTINUING IN OFFICE

Daniel J. Dalton	76	2005	2027	156,165	(5)	1.30%
Arret F. Dobson	54	2007	2027	204,993	(6)	1.71%
Fred G. Choate	80	2005	2028	23,873	(2)	*
Jeffrey H. Kripitz	74	2007	2028	247,591	(3)	2.07%
Jack C. Sheppard, Jr.	72	2007	2028	140,885	(4)	1.18%
EXECUTIVE AND OTHER SENIOR OFFICERS WHO ARE NOT DIRECTORS
Ralph Gallo	68	N/A	N/A	15,017	(10)	*
Executive Vice President and Chief Operating Officer
Jonathan D. Hill	46	N/A	N/A	909		*
Senior Vice President and Chief Financial Officer
Ralph A. Bonadies	69	N/A	N/A	2,056	(11)	*
Senior Vice President and Chief Risk Officer
Nicholas J. Pantilione	40	N/A	N/A	14,822	(12)	*
Senior Vice President and Chief Lending Officer

*	Less than 1%
(1)

Includes shares of Common Stock held directly, as well as by spouses or minor children, in trust and other indirect beneficial ownership and shares that may be acquired pursuant to the exercise of options and shares that may be acquired upon a full conversion of the Series B Preferred Stock, in each case, within 60 days of the Record Date. Excludes shares of restricted stock awarded under the Company’s 2020 Equity Incentive Plan that have not yet vested.

(2)	Includes 19,875 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(3)	Includes 28,875 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(4)	Includes 15,375 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(5)	Includes 16,750 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(6)

Includes 28,875 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date. Also includes 50,000 shares of Common Stock that have been pledged to secure indebtedness

(7)	Includes 35,700 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(8)	Includes 37,875 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(9)	Includes 27,150 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(10)	Includes 14,200 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(11)	Includes 2,000 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(12)	Includes 9,000 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.

Biographical Information

Set forth below are biographies of the nominees for director, the continuing directors and the executive officers of the Company. These biographies contain information regarding the person’s service as a director, business experience, other directorships at any point during the last five years with any other public companies, information regarding involvement with certain types of proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating Committee and the Board to nominate the individual for re-election to the Board in 2026 and that qualify the Continuing Directors to continue to serve on the Board.

Nominees for Director:

Vito S. Pantilione. Mr. Pantilione has served as the Company’s President and Chief Executive Officer and a director since its formation in 2005. From the time of the Bank’s formation in 1998, Mr. Pantilione has served as the President and Chief Executive Officer and a director of the Bank. Mr. Pantilione previously was the President and owner of Eagle Valley, a diversified mortgage company located in Philadelphia, Pennsylvania. From 1991 to 1994, he was employed as President of First Commercial Bank of Philadelphia. In addition, he previously was the President and owner of Interstate Mortgage Management, a mortgage brokerage company located in Southern New Jersey, and was the Executive Vice President of First Federal Savings of Hammonton. Mr. Pantilione was a past member of the Federal Reserve Bank of Philadelphia’s Community Depository Institution Advisory Council. Mr. Pantilione received an Honorary Doctorate from Philadelphia University in recognition of his many accomplishments in the areas of Finance and Banking. Mr. Pantilione’s financial industries experience and expertise has been invaluable to the Company.

Dr. Edward Infantolino.  Dr. Infantolino began his practice of medicine in New Jersey in1977. He served as President of Ocean Internal Medicine Associates, P.A. and he is now retired from the practice of medicine in Atlantic City and Somers Point, New Jersey. Dr. Infantolino is President of the Atlantic Investment Club which invests in stocks and bonds for its participants. Dr. Infantolino is the owner and Principal Broker of Key Land Development Company LLC in Celebration, Florida. His first banking experience was as a Founder and Director of Premium Federal Savings Bank in New Jersey until it was sold. Dr. Infantolino is a Founder of Parke Bank and has been a Director since its conception. Dr. Infantolino’s business, banking, and real estate background is an asset to the Board of Directors.

Elizabeth A. Milavsky. On January 21, 2020, Ms. Milavsky, who joined the Bank in 2004, retired from her position as Executive Vice President and Chief Operating Officer responsible for administration of all areas of Bank operations, human resources, information technology, and compliance.  Ms. Milavsky’s banking career started in 1969 at Aetna Federal S&L at an entry level position. She worked in various departments and rose to the level of Vice President until the bank merged in 1982 with Roxborough Manayunk Bank in Philadelphia, Pennsylvania. She continued her career at Roxborough where she was appointed as Senior Vice President of Operations. Her responsibilities included Electronic Banking, Information Technology, Retirement and Check Processing Departments, as well as the operations of the retail branch network.  Her detailed knowledge of the Company and the Bank and her many years of experience in the banking industry makes her a significant asset to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

Daniel J. Dalton. Mr. Dalton is currently Chairman of the Board of Directors of the Company and the Bank. Mr. Dalton retired as a salesperson for Brown & Brown, of New Jersey, a full-service insurance agency with offices throughout the state of New Jersey. He was President of Dalton Insurance Agency, LLC from 1997 to 2007. Mr. Dalton has served as an Adjunct Professor in the Department of Political Science and Economics at Rowan University. Mr. Dalton served as the New Jersey Secretary of State (1992 through 1994) and served in both the New Jersey State Senate (1980-1990) and NJ Assembly (1978-1980). He was elected NJ Senate Majority Leader (1988-1990).  He was a founding Director and past President of the Boys and Girls Club of Gloucester County. He is a member of the Board of Trustees of Jefferson Health System of New Jersey. He also has served as a Board member of the New Jersey Casino Reinvestment Development Authority. The political and business experience that Mr. Dalton possesses enhances the depth of the Board.

Arret F. Dobson. Mr. Dobson is currently Vice Chairman of the Board of Directors of the Company and the Bank. From 1989 to the present, Mr. Dobson has been a builder and land developer, developing numerous residential and commercial projects. Mr. Dobson is the co-owner of Dobson Turf Management, a company specializing in athletic field construction and maintenance. The company services numerous recreation complexes, universities, school districts, and golf courses. The company also has a retail division, selling powersports and specialty equipment to the tri-state area. The diversified professional background of Mr. Dobson supports the Company’s understanding of business trends.

Fred G. Choate. Mr. Choate is the Managing Director of Atlantic Capital Funding, previously known as Greater Philadelphia Venture Capital Corporation, a position held since 1997. From 1987 to 1997, Mr. Choate was a principal at the Sandhurst Group, a venture capital fund. Mr. Choate is a Director of Xponance Inc. (formerly FIS Group), a fund-of-funds serving large institutional investors with over $20 billion in assets under management. Mr. Choate was a director and served on the audit committee of Escalon Medical Corp. (Nasdaq: ESMC), a medical products company. Mr. Choate also served on the audit committee of another financial institution. He is a member of the Institute of Directors of the United Kingdom. Mr. Choate has an extensive background in finance and banking, making him an asset to the Board of Directors.

Jeffrey H. Kripitz. Mr. Kripitz retired as the owner and operator of Jeff Kripitz Agency in Northfield, New Jersey. He specialized in employee benefits such as life, health and long-term care insurance for both businesses and individuals. Mr. Kripitz was the former President of the Federation of Jewish Agencies of Atlantic and Cape May counties and served as the chairman of their life and legacy program. Mr. Kripitz’s risk experience and exposure to multiple industries and businesses greatly enhances the depth of the Board of Directors.

Jack C. Sheppard, Jr. From 1983 to 2013, Mr. Sheppard was an Executive Vice President with Bollinger Insurance, Inc., a New Jersey based insurance brokerage providing a full range of insurance products and risk management services. From 2013 to 2021, he was an Area Vice President with Arthur J. Gallagher & Co., providing risk management services to clients and insureds. He retired in 2021. He currently serves on the board of directors of Abilities Solutions, Inc., (board chair) and is a board member of Acenda Integrated Healthcare. Mr. Sheppard is a retired board member of Inspira Health Network, a NJ based hospital and community health care provider. Mr. Sheppard holds the CPIA designation (Certified Professional Insurance Agent) along with other insurance professional designations. Mr. Sheppard’s risk management experience along with his extensive community involvement strengthens the Board in the understanding and implementation of enterprise risk management.

Directors Emeritus:

Celestino R. (“Chuck”) Pennoni. Mr. Pennoni is currently Chairman Emeritus and Director Emeritus of the Company. From 2005 to January 2023, Mr. Pennoni was Chairman of the Board of the Company and the Bank.

Executive and Other Senior Officers Who Are Not Directors:

Ralph “Guy” Gallo. Mr. Gallo is Executive Vice President and Chief Operating Officer and he joined the Bank in 2010. He is responsible for Branch operations, IT, HR, Loan Workout and Internal Audit. He has over forty years of banking experience primarily in banking operations and customer relationship management. As a Vice President at Mellon Bank, he managed Lockbox, Research & Adjustments and International Operations supporting commercial banking customers. As a Vice President at Image Remit, he managed a private label multi-state lockbox operation supporting regional banks in the Northeast US.

Jonathan D. Hill. Mr. Hill joined the Company in December 2023, and serves as Senior Vice President and Chief Financial Officer. Mr. Hill is a seasoned financial professional with more than twenty years of Finance and Accounting experience. Prior to joining the Company, Mr. Hill served at Republic Bank from December 2021 to December 2023, where he held numerous roles including Senior Vice President, Managing Director of Finance, Interim Chief Financial Officer, and Controller. Prior to his service at Republic Bank, Mr. Hill served as Senior Vice President, Senior Finance Manager- Mergers and Acquisitions for M&T Bank from August 2017 to December 2021. He also worked for Glenmede serving in various other roles in Finance and Accounting, from September 2002 to August 2017. Mr. Hill is a graduate of Drexel University, where he received his MBA with a concentration in Financial Management and received a BS in Accounting from Salisbury University.

Ralph A. Bonadies.  Mr. Bonadies joined the Company in January 2023 and serves as Senior Vice President and Chief Risk Officer. Mr. Bonadies has more than 20 years’ experience in Risk Management and Compliance.  Prior to being hired by the Company, Mr. Bonadies served as Chief Risk Officer of Amboy Bank from 2021 through 2022.  In addition, he worked as BSA Officer and Compliance Officer at Crown Bank from 2017 through 2021.  Mr. Bonadies also worked as Compliance Manager at Provident Bank from 2014 through 2017, Regulatory Compliance Supervisor at RSM McGladrey from 2011 through 2014 and BSA Officer and Compliance Officer at Freedom Credit Union from 2003 through 2011.

Nicholas J. Pantilione. Mr. Pantilione is Senior Vice President and Chief Lending Officer. He joined the Company in 2005 through an internship while attending Rowan University and started full-time with the Bank in 2009. Mr. Pantilione has fifteen years of lending experience and currently manages a lending staff of 8 people, which includes 6 loan officers and 2 underwriters. Additionally, he manages the Bank’s Business Development and Marketing Department. Prior to the Bank, Mr. Pantilione attended Stockton University where he earned a BS in Finance and played on the Varsity Baseball Team. Mr. Pantilione is the son of Vito S. Pantilione, President and Chief Executive Officer.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all non-employee Directors are independent in accordance with the requirements of Nasdaq rules. All Board members who serve on the Audit Committee, the Compensation Committee and the Nominating Committee are non-employee Directors and deemed independent. The Board of Directors has determined that Director Choate is an Audit Committee Financial Expert within the meaning of the regulations of the SEC.

Director Attendance

The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 2025, the Board of Directors met a total of twelve times, including regularly scheduled meetings and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and meetings of the committees on which he/she served during the year ended December 31, 2025.

Code of Ethics

The Company has adopted a Code of Ethics, which applies to all directors, officers and employees of the Company and the Bank. The Code of Ethics is available on the Investor Relations page of the Company’s website, www.parkebank.com. It is expected that all directors, officers and employees act in accordance with the highest standards of personal and professional conduct in all aspects of their employment and association with the Company and the Bank, to comply with all applicable laws, rules and regulations and to adhere to all policies and procedures adopted by the Company and the Bank.

Committees of the Board of Directors

Nominating Committee. The nominating committee consists of Directors Choate, Dalton, Dobson and Infantolino. The Nominating Committee met one time during the fiscal year ended December 31, 2025. The Board of Directors has adopted a written nominating committee charter for the Nominating Committee that is available on the Investor Relations page of the Company’s website, www.parkebank.com. The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by shareholders in selecting Board nominees are evaluated.

To be considered in the selection of Board nominees, recommendations from shareholders must be received by the Company, in writing, at least 60 days prior to the anniversary date of the prior year’s annual meeting. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered. The Board believes potential directors should be knowledgeable about the business activities and market areas in which the Company engages. The committee and the Board of Directors may consider diversity in market knowledge, experience, employment, and other factors.

Compensation Committee. The Compensation Committee oversees the Company’s executive compensation and benefit policies and practices. In 2025, the Committee was comprised of Directors Choate, Dalton, Dobson, Infantolino, Kripitz, and Sheppard. The Committee met one time during the 2025 fiscal year. The Board of Directors has adopted a written compensation committee charter for the Compensation Committee that is available on the Investor Relations page of the Company’s website, www.parkebank.com.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommending to the entire Board of Directors) the compensation of the Chief Executive Officer and the other executive officers. No executive officer participates with respect to decisions on his or her compensation. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation-related decisions.

The Compensation Committee’s goal is to determine appropriate compensation levels that will enable the Company to: (i) attract, retain and motivate an experienced, competent executive management team; (ii) reward the executive management team for the enhancement of shareholder value based on our annual performance and the market price of our stock; (iii) provide compensation rewards that are adequately balanced between short-term and long-term performance goals; and (iv) maintain compensation levels that are competitive with other financial institutions, particularly those comparable in asset size and market area.

The Compensation Committee considers several factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers and the overall performance of the Company. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers and on matters of compensation philosophy, plan design and general guidelines for employee compensation. However, the Chief Executive Officer does not vote on and is not present for any discussion of his own compensation.

Audit Committee. The Audit Committee is responsible for overseeing the accounting and financial reporting processes and the audits of the financial statements of the Company. The Committee is comprised of Directors Choate, Dalton, Dobson, and Sheppard. The Committee met four times during the fiscal year ended December 31, 2025. The Board of Directors has adopted a written audit committee charter for the Audit Committee that is available on the Investor Relations page of the Company’s website, www.parkebank.com.

Audit Committee Financial Expert. The Board of Directors has determined that Fred G. Choate is an Audit Committee “financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the SEC. Mr. Choate is considered an independent director, under the rules of The Nasdaq Stock Market including the specific independence requirements for audit committee members.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of shareholders. All Board members attended the 2025 virtual annual meeting of shareholders.

Board Leadership Structure and Role in the Risk Management Process

Director Vito S. Pantilione serves as Chief Executive Officer of the Company and Director Daniel J. Dalton serves as Chairman of the Board. The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President, enhance Board independence and oversight. Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President allows the Chief Executive Officer and President to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its Audit, Loan and Asset/Liability and Risk committees and, when necessary, special meetings of independent directors.

Employee, Officer and Director Hedging

The Company has not adopted an anti-hedging and anti-pledging policy, which prohibits directors, executive officers and employees from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Company common stock. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an executive officer or director is not prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited.

The information provided under this Employee, Officer and Director Hedging section shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Insider Trading Arrangements and Policies

The Company has adopted a Stock Trading Policy intended to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Pursuant to SEC Regulations, a copy of the Company’s Stock Trading Policy has been filed as an exhibit to the Company’s Annual Report on Form 10-K.

Practices Related to the Grant of Equity Awards

Under the Company's practices, long-term equity incentive compensation for any of the Company's equity awards, is typically reviewed and approved by the Board of Directors at their first regularly scheduled meeting prior to the planned issuance of any awards. Neither the Board of Directors nor the Compensation Committee take into account material non-public information when determining the timing or terms of equity awards, nor does the Company time disclosure of material non-public information for the purpose of affecting the value of executive compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last two fiscal years by our principal executive officer and the three other highest paid executive officers whose total compensation (excluding compensation attributable to changes in pension value and non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2025, exceeded $100,000 for services rendered in all capacities to the Company and the Bank. We do not have any plans providing for non-equity incentive compensation to the named executive officers (“NEOs”).

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Restricted Stock Units (2)	All Other Compensation(3)	Total
Vito S. Pantilione	2025	$1,135,000	$567,500	$—	$52,000	$60,614	$1,815,114
President & Chief Executive Officer	2024	$1,102,500	$551,250	$—	$—	$54,034	$1,707,784

Ralph Gallo	2025	$300,000	$65,000	$—	$68,640	$21,300	$454,940
Executive Vice President & Chief Operating Officer	2024	$292,200	$60,000	$—	$—	$21,150	$373,150

Jonathan Hill	2025	$290,000	$66,000	$—	$68,640	$17,700	$442,340
Senior Vice President & Chief Financial Officer	2024	$265,000	$85,000	$44,300	$—	$11,196	$405,496

Nicholas J. Pantilione	2025	$280,000	$200,000	$—	$68,640	$36,823	$585,463
Senior Vice President & Chief Lending Officer	2024	$266,000	$90,000	$—	$—	$34,897	$390,897

(1)

Represents the option grant date fair value of $4.43 per share calculated using the Black-Scholes option pricing model. The assumptions used in the option pricing model included: the past trading range of the Common Stock; a volatility rate of 29.29%; expected option life of 6.5 years; risk-free interest rate of 3.82%; and a dividend rate of 3.78%. All option grants vest in increments of 20% on each of the five anniversaries of the date of grant.

(2)

Based on fair market value of the Company common stock underlying the award as of the date of the award. Restricted Stock Unit awards vest in increments of 20% on each of the five anniversaries of the date of the award commencing on October 21, 2026.

(3)	All other compensation consists of the following for the year ended December 31, 2025:

	Safe Harbor	Automobile Expense/ Allowance	Country Club Dues	Total
Vito S. Pantilione	$10,500	$45,176	$4,938	$60,614
Ralph Gallo	10,500	10,800	---	21,300
Jonathan Hill	10,500	7,200	---	17,700
Nicholas J. Pantilione	10,500	8,400	17,923	36,823

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information concerning outstanding equity awards for the NEOs as of December 31, 2025. All equity awards reflected in this table were granted pursuant to the Company’s 2020 Equity Incentive Plan. Stock option amounts and prices have been adjusted for the stock dividend paid in May of 2018 and March 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested (1)

Vito S. Pantilione	13,200	---	$20.14	August 22, 2028	2,500	(2)	$62,600
	22,500	---	12.29	April 24, 2030

Ralph Gallo	2,200	---	$20.14	August 22, 2028	3.300	(2)	$82,632
	12,000	8,000	21.66	June 12, 2032

Jonathan Hill	---	8,000	$19.03	August 20, 2034	3,300	(2)	$82,632

Nicholas Pantilione	9,000	6,000	$21.66	June 12, 2032	3,300	(2)	$82,632

(1)	Based on fair market value of the Company common stock underlying the award ($25.04 per share) as of December 31, 2025.
(2)	Awards vest in five equal installments beginning on October 21, 2026.

Supplemental Executive Retirements Plans. The Bank implemented a Supplemental Executive Retirement Plan (“SERP”) effective January 1, 2003 for Vito S. Pantilione, President and Chief Executive Officer. Under Mr. Pantilione’s SERP, retirement benefits are payable to him commencing upon retirement after attainment of age 60 at the rate of 50% of his highest base salary, while an employee of the Bank for the remainder of his life. If such retirement benefit payments are made for less than ten years, a survivor benefit will continue to be paid for the balance of such ten-year period. Such benefits are in addition to any social security benefits. Benefits under the plan may be paid in the form of a lump sum on an actuarially equivalent basis. At December 31, 2025, the Bank had a total accrued liability of $4.5 million with respect to benefits payable under Mr. Pantilione’s SERP. Benefits under the SERP will be a tax-deductible expense to the Bank at the time that actual benefit payments are made. The Bank has invested in various life insurance agreements (commonly known as BOLI, for bank-owned life insurance) with policy proceeds payable to the Bank in the event of the death of plan participants. Such insurance proceeds and earnings related to such investments are anticipated to exceed any plan costs related to benefit payments.

Potential Payments Upon Termination or Change-in-Control. As described below, certain of the NEOs are parties to various agreements that provide payments in connection with any termination of their employment. The following table shows the payments that would be made to the NEOs at, following, or in connection with any termination of their employment in the specified circumstances as of the last business day of the last fiscal year.

Name and Plan	Voluntary Good Reason Termination	Normal Retirement(1)	Not For Cause Termination(2)	For Cause Termination	Change-in Control Termination (3)	Disability(4)	Death(5)

Vito S. Pantilione	$4,948,750	$590,200	$4,948,750	$—	$4,948,750	$3,405,000	$3,605,000
Ralph Gallo	$904,167	$—	$904,167	$—	$904,167	$—	$1,100,000
Jonathan Hill	$913,750	$—	$913,750	$—	$913,750	$—	$1,070,000
Nicholas Pantilione	$1,008,333	$—	$1,008,333	$—	$1,008,333	$—	$1,040,000

(1)	Represents normal retirement projected annual payments under the SERP Plans. Mr. Pantilione may retire at any time.
(2)	These payments represent a maximum lump sum payment to the NEOs upon termination of their contract.
(3)	Amounts may be subject to reduction if such payments would exceed the tax-deductible limits under Section 280G of the Internal Revenue Code.
(4)

The disability payment includes disability insurance payments and continuation of Company compensation on an annual basis for the remainder of the NEO’s term of employment contract (minimum of 2 years up to a maximum of 3 years).

(5)	Death benefits represent total life insurance payments that would be paid out to the NEO’s heirs.

Employment Agreement. The Bank has entered into an employment agreement with Mr. Pantilione. Mr. Pantilione’s base salary under the employment agreement for the year ended December 31, 2025 was $1,135,000. Mr. Pantilione’s employment agreement has a term of three years that is automatically extended for one year on January 1st of each year, unless notice of termination of the automatic extension is given in accordance with the terms of the employment agreement. The employment agreement may be terminated by the Bank for “cause” as defined in the agreement. If the Bank terminates Mr. Pantilione’s employment without just cause or Mr. Pantilione elects to terminate employment for “good reason” as defined in the agreement, he will be entitled to a continuation of his salary plus his annualized bonus from the date of termination through the remaining term of the agreement. The employment agreement contains a provision stating that if Mr. Pantilione’s employment is terminated in connection with any change in control, he will be paid a lump sum amount equal to 3.0 times his annual base salary plus an amount equal to 3.0 times the average of the three highest annual bonuses awarded to him prior to such termination; provided that such severance payments following a change in control will be reduced so that such payments will not be made in excess of the tax deductible amounts under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The employment agreement also contains an agreement not to compete with the Bank which restricts certain post-employment activities of the employee within the Counties of Gloucester, Camden, Salem or Cumberland, New Jersey, for two years following termination of employment with the Bank.

Change in Control Severance Agreements. The Company has implemented Management Change in Control Agreements with Ralph Gallo, Executive Vice President and Chief Operating Officer, Jonathan D. Hill, Senior Vice President and Chief Financial Officer and Nicholas J. Pantilione, Senior Vice President and Chief Lending Officer. Such Management Change in Control Agreements provide for severance benefits associated with termination of employment following a change in control equal to 2.5 times for Messrs. Gallo, Hill and N. Pantilione, the most recent three-year average salary and cash incentive and bonus payments, not to exceed the tax-deductible amounts under Section 280G of the Code. In addition, such individuals are eligible to receive reimbursement for premium contributions for their medical, dental and life insurance premiums for 18 months. Mr. Hill's agreement provides that he is subject to non-compete and non-solicitation restrictions for a period of one year following his termination of employment following a change in control and the execution of a release of claims in favor of the Company.

2020 Equity Incentive Plan. In 2020, the Company implemented the 2020 Equity Incentive Plan permitting the grant of stock options and stock awards to officers, employees and directors. The Compensation Committee may determine the type, terms and conditions of awards under the 2020 Plan, which will be set forth in an award agreement delivered to each participant. Awards may be granted as incentive stock options, non-qualified stock options, restricted stock awards or any combination thereof. The exercise price of stock options is based upon the last sale price of the Company’s stock at the closing on the effective date of grant or if there is no trading on such date then the last trading day prior to such date of grant. In 2025, there were no stock options granted to employees and directors under the 2020 Equity Incentive Plan.

In 2025, a total of 39,800 Restricted Stock Units were awarded under the 2020 Equity Incentive Plan to executive officers and directors. In 2025, NEOs were awarded 12,400 restricted stock units as follows:

Name	Restricted Stock Units

Vito S. Pantilione	2,500
Nicholas J. Pantilione	3,300
Ralph Gallo	3,300
Jonathan Hill	3,300

Pay vs Performance. SEC rules require companies to disclose information reflecting the relationship between executive compensation actually paid by a company and the company’s financial performance. The table below specifies executive compensation paid to Vito S. Pantilione, the Company’s Principal Executive Officer (“PEO”) and the other NEOs for the Company’s three most recently completed fiscal years, and financial performance measures for the Company’s three most recently completed fiscal years. The methodology for calculating amounts presented in the columns “Compensation Actually Paid to PEO” [column (d)] and “Average Compensation Actually Paid to Non-PEO NEOs” [column (f)], including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for Compensation Actually Paid, are provided in the footnotes to the table. With respect to the measures of performance, the table includes the Company’s cumulative total shareholder return (TSR) and net income as noted in the Company’s audited financial statements. Also, below is information and graphic representations of the relationships between the executive compensation actually paid to the PEO and the other NEOs and the Company’s cumulative Total Shareholder Return and Net Income for the periods noted in the table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	PEO	Summary Compensation	Compensation Actually Paid to	Average Summary Compensation	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment Based on:	(h)
		Table Total for PEO	PEO	Table Total for Non-PEO NEOs	Non-PEO NEOs	Total Shareholder Return(5)	Net Income
2025	Vito S. Pantilione	$1,815,114	$1,773,714	$494,248	$486,410	$126	$37,755,000
2024	Vito S. Pantilione	$1,707,784	$1,712,644	$389,323	$369,514	$106	$27,492,000
2023	Vito S. Pantilione	$1,580,346	$1,599,350	$346,245	$347,507	$100	$28,436,000

1.

For Mr. Pantilione, Actual Compensation paid to the PEO in 2025 [column (d)] is less than the Summary Compensation Table (“SCT”) Total [column (c)] as reported for each corresponding year in the “Total” column of the SCT resulting from adjustments in equity award values. See Footnote 3.

2.

For the Non-PEO NEOs, Average Compensation Actually Paid in 2025 [column (f)] is less than the Average SCT Total [column (e)] as reported for the corresponding year in the “Total” column of the SCT resulting from adjustments in equity award values. See Footnote 4. For 2024 and 2023, the non-PEO NEOs only included Mr. Gallo and Mr. Hill.

3.

Equity Award Adjustments for the PEO: The following table sets forth the adjustments made during each year to the SCT “Total Compensation” column in the Pay vs Performance Table to arrive at compensation "actually paid" to our PEO during each of the years presented:

Adjustments to Determine Compensation "Actually Paid" for the PEO	2025
Deduction for Amounts Reported under the 'Stock Awards’ Column in the SCT	$(52,000)
Deduction for Amounts Reported under the 'Option Awards’ Columns in the SCT	—
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	10,600
Increase for Fair Value of Awards Granted during year that Vest during year	—
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	—
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	—
Deduction of Fair Value of Awards Granted Prior to year that were forfeited during year	—
Increase based upon Incremental Fair Value of Awards Modified during year	—
Increase based on Dividends or Other Earnings Paid during the year prior to Vesting Date of Award	—
Total Adjustments	$(41,400)

4.

Equity Award Adjustments for the Average Non-PEO NEO Compensation Actually Paid: The following table sets forth the adjustments made during each year to the SCT “Total Compensation” column in the Pay vs Performance Table to arrive at average compensation "actually paid" to our non-PEO NEOs during each of the years presented:

Adjustments to Determine Average Compensation "Actually Paid" for the Non-PEO NEOs	2025
Deduction for Amounts Reported under the 'Stock Awards’ Column in the SCT	$(68,640)
Deduction for Amounts Reported under the 'Option Awards’ Columns in the SCT	—
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	13,992
Increase for Fair Value of Awards Granted during year that Vest during year	—
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	33,220
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	13,590
Deduction of Fair Value of Awards Granted Prior to year that were forfeited during year	—
Increase based upon Incremental Fair Value of Awards Modified during year	—
Increase based on Dividends or Other Earnings Paid during the year prior to Vesting Date of Award	—
Total Adjustments	$(7,838)

5.

Cumulative total shareholder return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

The Compensation Committee of the Board of Directors of the Company does not have a policy or practice of evaluating cumulative total shareholder return as part of its determination of compensation decisions for the named executive officers. Annually, a cash bonus is paid to the PEO equal to ten percent (10%) of the net pre-tax profits of the Bank during such year up to a maximum bonus of fifty percent (50%) of the executive’s annual base salary. Bonuses are paid annually to the other named executive officers within the discretion of the Compensation Committee of the Board of Directors. Below are charts illustrating the relationship between the Compensation Actually Paid to the PEO and the Average Compensation Actually Paid to the Non-PEO NEOs and the Company’s TSR for 2023, 2024 and 2025 and the relationship between the Compensation Actually Paid to the PEO and the Average Compensation Actually Paid to the Non-PEO NEOs and the Company’s Net Income for 2023, 2024 and 2025.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of the Company who are not NEOs for the year ended December 31, 2025. Share amounts and prices have been adjusted for the stock dividend paid in May of 2018 and March 2020.

Name	Fees Earned or Paid in Cash	Restricted Stock Unit Awards (1)	Stock Option Awards		Total

Fred G. Choate	$157,550	$52,000	$	---	$209,550
Daniel J. Dalton	305,200	52,000		---	357,200
Arret F. Dobson	181,850	52,000		---	233,850
Edward Infantolino	116,642	52,000		---	168,142
Jeffrey H. Kripitz	150,539	52,000		---	202,539
Elizabeth Milavsky	133,700	52,000		---	185,700
Jack C. Sheppard, Jr.	150,659	52,000		---	202,659

(1)Based on the aggregate grant date for value of the award computed in accordance with FASB ASC Topic 718. The grant-date fair value of restricted stock unit awards was equal to the fair market value of the Company common stock underlying the award on the date of grant. Restricted Stock Unit awards vest 20% per year for five years commencing on October 21, 2026.

For the year ended December 31, 2025, the chairman and each other non-employee director received board fees of $9,450 and $3,150, respectively. Retainers of $80,850, $40,000, $26,250 and $17,850 were paid to the chairman, audit committee chairman, vice chairman, and each other non-employee director, respectively, regardless of attendance. Bonuses of $49,000, $33,000, $33,850 and $30,500 were paid to the chairman, audit committee chairman, vice chairman, and each other non-employee director, respectively. Additionally, fees were paid in connection with attendance of committee meetings for all non-employee directors. For the fiscal year ended December 31, 2025, board fees paid in cash totaled $1,196,139. Currently, each Company director also serves as a Bank director. Directors’ fees are paid by the Bank; there are no additional fees paid by the Company.

RELATED PARTY TRANSACTIONS

In the normal course of its business as a financial institution, the Bank has granted loans to its officers, directors and their affiliates. The terms of these related party loans, including interest rates, collateral and repayment terms, are similar to those prevailing over comparable transactions with other customers and do not involve more than a normal risk of collectability or other unfavorable features. On December 31, 2025, the aggregate outstanding principal balance of all such related party loans was $375,535.

PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

S.R. Snodgrass was the Company’s independent auditor for the fiscal year ended December 31, 2025.  The Board of Directors of the Company has appointed S.R. Snodgrass as the Company’s independent auditor for the fiscal year ending December 31, 2026, subject to ratification by the Company’s shareholders. The engagement of S.R. Snodgrass was approved in advance by the Audit Committee. A representative of S.R. Snodgrass is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he/she desires.

Audit Fees. The aggregate fees billed by S.R. Snodgrass for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2025, and 2024, were $290,838 and $261,376, respectively.

Tax Fees. The aggregate tax related fees billed for the fiscal years ended December 31, 2025, and 2024, were $32,016, and $25,820, respectively.

All Other Fees. There were no other fees paid in 2025 or 2024.

The Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services. It is the Audit Committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service. All of the services listed above for 2025 and 2024 were approved by either the Company’s or the Bank’s Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.

Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF S.R. SNODGRASS AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE 2026 FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s main responsibilities include establishing and reviewing the Company’s internal controls and operating procedures to ensure compliance by the Company with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. The Audit Committee also monitors the results of examinations by the Company’s independent auditor. During the year ended December 31, 2025, this committee met four times.

For the fiscal year ended December 31, 2025, the Audit Committee: (i) reviewed and discussed the Company’s audited consolidated financial statements with management, (ii) discussed with the Company’s independent auditor, S.R. Snodgrass, all matters required to be discussed under the standards of the Public Company Accounting Oversight Board and (iii) received from S.R. Snodgrass written disclosures and the letter regarding S.R. Snodgrass’ independence as required by Public Company Accounting Oversight Board, Rule 3526 “Communication with Audit Committee Concerning Independence” and discussed with S.R. Snodgrass its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit Committee:

Fred G. Choate (Chairman)

Daniel J. Dalton

Arret Dobson

Jack C. Sheppard, Jr.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations of the SEC thereunder provide that for smaller reporting companies, not less than once every three years, the Company must include a “say on pay” proposal for shareholders to vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K of the SEC. At the 2023 Annual Meeting of Shareholders, the shareholders approved the advisory vote on the Company’s executive compensation policies and practices as disclosed in the proxy materials by a majority of votes cast on the matter. This proposal gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies, as disclosed in this Proxy Statement, through the following resolution:

“Resolved, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this Proxy Statement is hereby approved.”

As provided in the Dodd-Frank Act, this vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, abstentions and broker non-votes will have no effect on the outcome of the voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL IV – ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

SEC regulations require that smaller reporting companies, such as the Company, not less frequently than once every six years include a separate resolution subject to shareholder vote to determine whether the non-binding shareholder vote on executive compensation, that is the subject of Proposal IV should occur every one, two or three years. At the Company’s 2023 Annual Meeting of Shareholders, the shareholders approved the advisory vote to have the non-binding vote on executive compensation occur every three years by a majority of the votes cast on the matter.

The Board of Directors welcomes the views of shareholders on executive compensation matters. The Board of Directors, however, does not believe that it is necessary to have a non-binding vote on executive compensation occur every year. The Board believes that a vote once every three years will allow shareholders the time needed to properly assess the impact of changes made in the Company’s executive compensation program in response to shareholder votes on executive compensation. The Board of Directors also notes that it incurs costs to have an additional item on the agenda. In the interests of saving costs, the Board recommends that the non-binding vote on executive compensation occur only once every three years.

As provided in the Dodd-Frank Act, this vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

In voting on the frequency of the non-binding say-on-pay resolution, shareholders may vote to have the vote occur every one, two or three years or abstain from voting. The option which receives the most votes from shareholders will be deemed to be the option selected by shareholders. On this matter, abstentions and broker non-votes will have no effect on the outcome of the voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HAVE THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION OCCUR EVERY THREE YEARS.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy materials for the annual meeting of shareholders to be held in 2027, all shareholder proposals must be received at the executive office of the Company at 601 Delsea Drive, Washington Township, New Jersey 08080 by November 20, 2026. Shareholder proposals must meet other applicable criteria as set forth in the bylaws and applicable law in order to be considered for inclusion in the proxy materials.

Shareholder proposals that are not included in the Company’s proxy statement for the 2027 annual meeting will only be considered at such meeting if the shareholder submits notice of the proposal to the Company at the above address by February 19, 2027. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered at the 2027 annual meeting.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors, and executive officers to file reports of ownership and changes in their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Due to an internal administrative misunderstanding, all of the Company’s directors and NEO’s were late in filing ownership reports with the SEC to report the awarding in the year ended December 31, 2025, of 29,900 Restricted Stock Units of the Company.  Other than the foregoing, to the Company’s knowledge, all the filings by our directors and executive officers were made on a timely basis during the 2025 fiscal year.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournments, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

MISCELLANEOUS

The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses that they incur in forwarding proxy materials to the beneficial owners of Common Stock. In addition to soliciting proxies by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is being mailed to shareholders together with this Proxy Statement. Except to the extent specifically incorporated by reference, the Annual Report on Form 10-K is not to be treated as part of the proxy solicitation material nor as having been incorporated by reference herein.

BY ORDER OF THE BOARD OF DIRECTORS Linda A. Kaiser Corporate Secretary

Washington Township, New Jersey

March 20, 2026

Parke Bancorp, Inc.

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

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2026 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A **Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 3, and EVERY 3 YEARS on Proposal 4.**

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1. Election of Directors:

Nominee	For	Withhold
01 - Vito S. Pantilione	☐	☐
02 - Edward Infantolino	☐	☐
03 - Elizabeth A. Milavsky	☐	☐

Proposal	1 YR	2 YRS	3 YRS	
4. To approve a non-binding advisory proposal regarding the frequency with which shareholders should vote on the Company's executive compensation	☐	☐	☐	☐

B **Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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The 2026 Annual Meeting of Shareholders of Parke Bancorp, Inc. will be held on
Tuesday, April 21, 2026, 10:00 A.M. ET, virtually via the internet at https://meetnow.global/MZS4KXT

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.investorvote.com/PKBK

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Parke Bancorp, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 21, 2026

The Board of Directors of Parke Bancorp, Inc., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Parke Bancorp, Inc. to be held on April 21, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the listed nominees for election as Directors, FOR Proposals 2 and 3, and EVERY 3 YEARS on Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy. The undersigned acknowledges receipt from the Company prior to the execution of this proxy, of Notice of the Meeting, a proxy statement dated March 20, 2026, and an Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐